Exhibit 99.1

Press Release

CVS Health completes acquisition of Oak Street Health

WOONSOCKET, R.I., May 2, 2023 — CVS Health® (NYSE: CVS) today announced it has completed its acquisition of Oak Street Health.

The acquisition will broaden CVS Health’s value-based primary care platform and significantly benefit patients’ long-term health by improving outcomes and reducing costs – particularly for those in underserved communities.

On February 8, 2023, CVS Health announced it entered into a definitive agreement to acquire Oak Street Health in an all-cash transaction for $39 per share, representing an enterprise value of approximately $10.6 billion. The company financed the transaction with borrowings of $5.0 billion from a term loan agreement entered into on May 1, 2023, and existing cash and available resources. CVS Health is committed to maintaining its current credit ratings.

Oak Street Health will continue to operate as a multi-payor primary care provider as part of CVS Health.

The acquisition will be further discussed during CVS Health’s first quarter 2023 earnings conference call with analysts and investors on May 3, 2023, at 8 a.m. ET. An audio webcast of the call will be broadcast simultaneously on the Investor Relations section of the CVS Health website at investors.cvshealth.com.

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About CVS Health

CVS Health® is the leading health solutions company, delivering care like no one else can. We reach more people and improve the health of communities across America through our local presence, digital channels and over 300,000 dedicated colleagues – including more than 40,000 physicians, pharmacists, nurses and nurse practitioners. Wherever and whenever people need us, we help them with their health – whether that’s managing chronic diseases, staying compliant with their medications or accessing affordable health and wellness services in the most convenient ways. We help people navigate the health care system – and their personal health care – by improving access, lowering costs and being a trusted partner for every meaningful moment of health. And we do it all with heart, each and every day. Follow @CVSHealth on social media.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. This press release contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the anticipated benefits of the Oak Street Health acquisition, the integration of Oak Street Health and how the combined business will operate, and the anticipated future operating performance and results of CVS Health. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to risks and uncertainties related to CVS Health’s acquisitions of Signify Health, Inc. and Oak Street Health, Inc.; as well as additional risks and uncertainties as described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our other filings with the SEC.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Media contact

T.J. Crawford

212-457-0583

CrawfordT2@CVSHealth.com

Investor contact

Larry McGrath

800-201-0938

InvestorInfo@CVSHealth.com